SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant X
                        -
Filed by a Party other than the Registrant __

Check the appropriate box:

__       Preliminary Proxy Statement
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--
__       Definitive Additional Materials
__       Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12


                       RIGHT MANAGEMENT CONSULTANTS, INC.
                (Name of Registrant as Specified In Its Charter)
        ----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
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         pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing is calculated and state how it was determined.)

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__       Fee paid previously with preliminary materials.

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         was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                       RIGHT MANAGEMENT CONSULTANTS, INC.
                               1818 Market Street
                                   33rd Floor
                        Philadelphia, Pennsylvania 19103

Dear Shareholder:

         On behalf of the Board of Directors, I am pleased to invite you to attend our 2001 Annual Meeting of Shareholders to be held on Thursday, May 3, 2001 at 10:00 a.m., Eastern Daylight Time. This year's Annual Meeting will be held at our office, 1818 Market Street, 33rd Floor, Philadelphia, PA 19103. At this meeting, you will have the opportunity to ask questions. Enclosed with this proxy statement are your voting card and the 2000 Annual Report to Shareholders.

         The principal business of the meeting is to elect twelve (12) directors, to ratify amendments to the Directors' Stock Option Plan of Right Management Consultants, Inc., to ratify the selection of Arthur Andersen LLP as the independent public accountants of Right Management Consultants, Inc. for 2001, and to transact any other business that is properly presented at the Annual Meeting. The notice of meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

         In response to the SEC's recent emphasis on clear and simple communications to shareholders and investors, we have redrafted our Proxy Statement in "plain English." We hope that you like the new format and find the Proxy Statement easier to read.

         The SEC has also recently adopted a "householding" rule which we intend to implement next year for the 2002 Annual Meeting. This rule permits us to deliver a single proxy or information statement to a household, even though two or more shareholders live under the same roof or a shareholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving proxy materials as in prior years, without participating in the "householding" rule, please inform us in writing within sixty (60) days. If we do not hear from you within sixty (60) days, we will assume that we have your implied consent to deliver one set of proxy materials under the new rule. This implied consent will continue for as long as you remain a shareholder of the company, unless you inform us in writing otherwise.

         We are delighted that you have chosen to invest in Right Management Consultants, Inc. and hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. Your vote is important. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.


         I look forward to seeing you on May 3, 2001 at the Annual Meeting.

                                                  Sincerely,

                                                  /s/ Charles J. Mallon
                                                  -------------------------
                                                  Charles J. Mallon
                                                  Secretary

                       RIGHT MANAGEMENT CONSULTANTS, INC.
                               1818 Market Street
                                   33rd Floor
                        Philadelphia, Pennsylvania 19103
                             -----------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON THURSDAY, MAY 3, 2001

Date:    Thursday, May 3, 2001
Time:    10:00 a.m. (EDT)
Place:   1818 Market Street
         33rd Floor
         Philadelphia, PA 19103

         We will hold our Annual Meeting of Shareholders on Thursday, May 3, 2001, at 10:00 a.m., at our office, 1818 Market Street, 33rd Floor, Philadelphia, Pennsylvania.

         The purpose of the Annual Meeting is to consider and take action on the following:

          1.   To elect twelve (12) directors for a term of one year.

          2. To ratify amendments to the Directors' Stock Option Plan to change the number of shares as to which options will be granted to each non-employee Director to 5,000 shares and to amend the termination provisions of the Plan, as more fully described in the proxy statement accompanying this notice.

          3. To ratify the selection of Arthur Andersen LLP as our independent public accountants for the fiscal year 2001.

          4. To transact any other business properly brought before the Annual Meeting.

         If you are a shareholder as of March 16, 2001, you may vote at the meeting. This Proxy Statement, voting instructions and our 2000 Annual Report to shareholders are being distributed on or about April 6, 2001.

         You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, to assure that your shares are represented at the meeting, please date, execute, and mail promptly the enclosed proxy card in the enclosed, stamped envelope. The return of the enclosed proxy card will not affect your right to vote in person if you do attend the meeting.

                                          By order of the Board of Directors


                                          /s/ Charles J. Mallon
                                          -------------------------
                                          Charles J. Mallon
                                          Secretary

Philadelphia, Pennsylvania
April 6, 2001

                       RIGHT MANAGEMENT CONSULTANTS, INC.
                               1818 Market Street
                                   33rd Floor
                             Philadelphia, PA 19103

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                   May 3, 2001

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Right Management Consultants, Inc., for use at our Annual Meeting of Shareholders which is scheduled to be held on Thursday, May 3, 2001, at 10:00 a.m. (EDT), at our headquarters, 1818 Market Street, 33rd Floor, Philadelphia, Pennsylvania. This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about April 6, 2001.


                                Table of Contents
                                                                           Page

     Commonly Asked Questions and Answers about the Annual Meeting...........6
     Principal Shareholders and Management's Holdings........................9
     Compliance with Section 16(a) of Securities Exchange Act of 1934.......12
     Proposal 1-Election of Directors.......................................12
     Committees of the Board of Directors...................................16
     Certain Relationships and Related Party Transactions...................17
     Executive Compensation.................................................18
     Stock Option Grants....................................................19
     Option Exercises and Year-end Option Value.............................20
     Employment and Change in Control Agreements............................22
     Audit Committee Report.................................................24
     Compensation and Options Committee Report on Executive Compensation....26
     Common Shares Performance..............................................30
     Proposal 2-Approval of Amendments to the Directors' Stock Option Plan..30 Proposal 3-Ratification of Appointment of Independent Public
       Accountants..........................................................31
     Other Business.........................................................32
     Shareholder Proposals..................................................32
     Annual Report on Form 10-K.............................................32
     The Audit Committee Charter............................................33
     Amendments to the Right Management Consultants, Inc. Directors'
            Stock Option Plan...............................................35

          Commonly Asked Questions and Answers about the Annual Meeting

Q.       What am I voting on?

A.       1.       Election of twelve (12) directors for a one-year term.

         2. To ratify amendments to the Directors' Stock Option Plan to change the number of shares as to which options will be granted to each non-employee Director to 5,000 shares and to amend the termination provisions of the Plan, as more fully described in the proxy statement accompanying this notice.

         3. Ratification of Arthur Andersen LLP as Right Management Consultants, Inc.'s independent public accountants for fiscal year 2001.

         4. Any other business that properly comes before the meeting for a vote.

Q. Who is entitled to vote at the Annual Meeting, and how many votes do they have?

         Common shareholders of record as of the close of business on March 16, 2001 may vote at the Annual Meeting. Each share has one vote. There were 6,273,993 shares of common stock outstanding on March 16, 2001, before the 3-for-2 stock split effective on April 6, 2001.

Q.       How do I vote?

A. You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to be represented and to vote at the Annual Meeting.

Q.       What is a proxy?

A. A proxy is a person you appoint to vote on your behalf. If you are unable to attend the Annual Meeting, we are seeking your appointment of proxies so that your Common Shares may be voted. You must complete and return the enclosed proxy card to have your shares voted by proxy.

Q. By completing and returning this proxy card, who am I designating as my proxy?

A. You will be designating Richard J. Pinola, our Chief Executive Officer and Chairman of the Board and Joseph T. Smith, our Vice Chairman of the Board, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Q.       How will my proxy vote my shares?

A. Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on business matters, your proxy will vote "FOR" Proposals 1 through 3.

         We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

Q.       How do I vote using my proxy card?

A. If you do not attend the Annual Meeting and vote in person, you may vote by returning the enclosed proxy card to us. To vote by mail, simply mark, sign, and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. Alternatively, you may deliver your proxy card to us in person, by facsimile, or by a courier. If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Q.       How do I revoke my proxy?

A. You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

         o Notifying our Corporate Secretary, Charles J. Mallon, in writing at 1818 Market Street, 33rd Floor, Philadelphia, PA 19103, that you are revoking your proxy;

         o        Executing a new proxy card; or

         o        Attending and voting by ballot at the Annual Meeting.

Q.       Is my vote confidential?

A. Yes, only certain employees will have access to your proxy card. All comments remain confidential, unless you ask that your name be disclosed.

Q.       Who will count the votes?

A. One of our officers will act as the inspector of election and will count the votes in conjunction with our transfer agent, StockTrans, Inc.

Q.       What constitutes a quorum?

A. A majority of the outstanding shares, either present or represented by proxy, constitutes a quorum. As of March 16, 2001, before the 3-for-2 stock split effective on April 6, 2001, there were 6,273,993 shares of common stock issued, outstanding, and entitled to vote at the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

Q. What vote is needed for the proposals to be adopted and how will my vote be counted?

A. With respect to Proposal 1, the election of directors, the twelve directors who receive the most votes will be elected. You may vote separately for, or withhold your vote separately for, each nominee. Votes that are withheld will not be included in the vote tally for Proposal 1, and will have no effect on the results of the vote. Shareholders do not have the right to cumulate votes in the election of directors.

         With respect to Proposals 2 and 3, the vote of a majority of the shares of shareholders are required to approve the ratification of Arthur Andersen LLP as our independent public accountants for the fiscal year 2001 and to ratify amendments to the Directors' Stock Option Plan. Abstentions and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular matter, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether the approval of shareholders has been obtained with respect to Proposals 2 and 3.

Q.       What percentage of our Common Shares do the directors and officers own?

A. As of March 16, 2001, our directors and executive officers owned approximately 25.6% of our Common Shares. See the discussion under the heading "Principal Shareholders and Management's Holdings" on page 9 for more details.

Q. Who is soliciting my proxy, how is it being solicited, and who pays the cost?

A. The Board of Directors of Right Management Consultants, Inc. is soliciting proxies primarily by mail. In addition, proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common shares.

Q.       When are Shareholder proposals for the year 2002 Annual Meeting due?

A. Shareholder proposals to be presented at our year 2002 Annual Meeting must be submitted in writing by December 1, 2001 to our Corporate Secretary, at 1818 Market Street, 33rd Floor, Philadelphia, PA 19103.

         You should submit any proposal by a method that permits you to prove the date of delivery to us. See the discussion under the heading "Shareholder Proposals" on page 27 for information regarding certain procedures with respect to shareholder proposals.

Q.       How may I obtain a copy of the Company's Form 10-K?

A. You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, by writing to our Corporate Secretary at 1818 Market Street, Philadelphia, PA 19103.

                Principal Shareholders and Management's Holdings

         The following table sets forth each nominee for director, all directors and officers as a group and each shareholder who is known to own beneficially more than 5% of the outstanding Common Shares as of March 16, 2001. All common shares are shown before the 3-for-2 stock split effective on April 6, 2001.

                                           Number of Shares       Percent of
Name of Shareholder                       Beneficially Owned      Class (1)
-------------------                       ------------------      ----------
FMR Corporation                                745,200 (2)          11.9%
Richard J. Pinola                              686,159 (3)          10.9%
T. Rowe Price Associates, Inc.                 563,000 (4)           9.0%
Dimensional Fund Advisors, Inc.                429,750 (5)           6.8%
Botti Brown Asset Management LLC               372,600 (6)           5.9%
Joseph T. Smith                                252,792 (7)           4.0%
Frank P. Louchheim                             160,539 (8)           2.6%
Larry A. Evans                                 105,712 (9)           1.7%
John J. Gavin                                   77,225 (10)          1.2%
Frederick R. Davidson                           64,385               1.0%
Erik A. Dithmer                                 35,076 (11)          *
John R. Bourbeau                                28,085 (12)          *
James E. Greenway                               21,253 (13)          *
Dr. Marti D. Smye                               19,242 (14)          *
Catherine Y. Selleck                            16,072 (15)          *
Rebecca J. Maddox                               15,045 (16)          *
Raymond B. Langton                              14,872 (17)          *
Keiichi Iwao                                        --               *
Oliver Franklin                                     --               *
All Directors and
   Officers as a Group (23 persons)          1,603,462 (18)         25.6%
* Less than 1%


(1) Any securities not currently outstanding but subject to options exercisable by such shareholder within 60 days of March 16, 2001 are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person.

(2) Based on Schedule 13G dated February 14, 2001 filed by FMR Corporation ("FMR") with the Securities and Exchange Commission ("SEC"). In such Schedule, FMR reported having sole voting power with respect to 61,400 shares and sole dispositive power with respect to all 745,200 shares. FMR's address is 82 Devonshire Street, Boston, MA 02109.

(3) The number of shares listed as held by Mr. Pinola includes (a) an aggregate of 2,000 shares which are held in two separate trusts for his children, as to which Mr. Pinola disclaims beneficial ownership (b) currently exercisable options to purchase 412,059 shares of the Company's Common Shares.

(4) Based on Schedule 13G dated February 14, 2001 filed by T. Rowe Price Associates, Inc. ("Price Associates") with the SEC. In such Schedule, Price Associates reported having sole voting power with respect to 48,000 shares and sole dispositive power with respect to all 563,000 shares and states the following: "These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 500,000 shares, representing 8.2% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities." Price Associates' address is 100 E. Pratt Street, Baltimore, MD 21202.

(5) Based on Schedule 13G dated February 2, 2001 filed by Dimensional Fund Advisors, Inc. ("Dimensional") with the SEC. In such Schedule, Dimensional reported having sole voting power and sole dispositive power with respect to all 429,750 shares and states the following:
         "Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities." Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6) Based on Schedule 13G dated February 8, 2001 filed by Botti Brown Asset Management, LLC ("Botti Brown") with the SEC. Botti Brown reported having shared voting power and shared dispositive power with respect to all 372,600 shares. Botti Brown's address is One Montgomery Street, Suite 3300, San Francisco, CA 94104.

(7) The number of shares listed as held by Mr. Smith includes currently exercisable options to purchase an aggregate of 167,851 shares of the Company's Common Shares.

(8) The number of shares listed as held by Mr. Louchheim includes (a) an aggregate of 1,575 shares which are held by certain of his children as custodian for a total of seven minor grandchildren of Mr. Louchheim, as to which Mr. Louchheim disclaims beneficial ownership, and (b) currently exercisable options to purchase an aggregate of 10,125 of the Company's Common Shares.

(9) The number of shares listed as held by Mr. Evans includes (a) an aggregate of 11,700 shares held by his wife, as to which Mr. Evans disclaims beneficial ownership, and (b) currently exercisable options to purchase an aggregate of 14,625 of the Company's Common Shares.

(10) The number of shares listed as held by Mr. Gavin includes currently exercisable options to purchase an aggregate of 58,335 of the Company's Common Shares.

(11) The number of shares listed as held by Mr. Dithmer includes (a) an aggregate of 300 shares which are held by Mr. Dithmer as custodian for his six grandchildren and (b) currently exercisable options to purchase an aggregate of 14,750 of the Company's Common Shares.

(12) The number of shares listed as held by Mr. Bourbeau includes currently exercisable options to purchase an aggregate of 13,500 of the Company's Common Shares.

(13) The number of shares listed as held by Mr. Greenway includes (a) an aggregate of 4,165 shares held in a Stock Fund under our 401(K) Plan, and (b) currently exercisable options to purchase an aggregate of 9,667 of the Company's Common Shares.

(14) The number of shares listed as held by Dr. Smye includes currently exercisable options to purchase an aggregate of 13,000 of the Company's Common Shares.

(15) The number of shares listed as held by Ms. Selleck includes currently exercisable options to purchase an aggregate of 13,500 of the Company's Common Shares.

(16) The number of shares listed as held by Ms. Maddox includes currently exercisable options to purchase an aggregate of 13,500 of the Company's Common Shares.

(17) The number of shares listed as held by Mr. Langton includes currently exercisable options to purchase an aggregate of 13,500 of the Company's Common Shares.

(18) The number of shares in the aggregate listed as held by the directors and executive officers of the Company as a group includes (a) currently exercisable options to purchase an aggregate of 803,289 shares of the

         Company's Common Shares and (b) 8,444 shares held in a Stock Fund under our 401(K) Plan.


        Compliance with Section 16(a) of Securities Exchange Act of 1934

         The rules of the SEC require that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all forms they file.

         To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2000, all filing requirements for reports by our officers, directors and greater than ten percent beneficial owners were satisfied.


                           PROPOSALS TO BE VOTED UPON

Proposal 1: Election of Directors

         Our Board of Directors previously consisted of eleven (11) members. We have recently increased the size of the Board to twelve (12) members, with the election of Keiichi Iwao as Director in February 2001. Eleven of the current members have been nominated for re-election, and have agreed to serve a one-year term if elected. Raymond B. Langton has decided not to run for re-election. One new nominee, Oliver S. Franklin, is being proposed. If any nominee is unable to stand for election or re-election, as the case may be, which we do not expect, the Board may provide for a lesser number of directors or designate a substitute. If a substitute is designated, shares represented by proxies may be voted for a substitute nominee.

The Board of Directors recommends a vote "FOR" each of the nominees:

                       Director
     Name               Since      Age     Position
Frank P. Louchheim       1980       77     Founding Chairman

Richard J. Pinola        1989       55     Chairman of the Board of Directors and Chief
                                           Executive Officer

Joseph T. Smith          1991       65     Vice Chairman of the Board of Directors

John J. Gavin            1999       44     President and Chief Operating Officer



                                       12

Larry A. Evans           1980       58     Founding Principal

John R. Bourbeau         1995       56     President of Midwest Reemployment Associates,
                                           Inc., an Affiliate of the Company

Rebecca J. Maddox        1995       47     President of Rebecca J. Maddox Co. LLC

Catherine Y. Selleck     1995       67     Business Consultant

Dr. Marti D. Smye        1996       50     Business Consultant

Frederick R. Davidson    1997       64     Chairman of Right D&A, Pty. Ltd

Keiichi Iwao             2001       52     Founding Chairman of Way Station, Inc.

Oliver S. Franklin        N/A       55     President of RISA Investment Advisers, LLC


         Mr. Louchheim was one of our founders. From November 1980 until September 1987, he served as President, Chief Executive Officer and Chairman of our Board of Directors. He continued to serve as Chief Executive Officer and Chairman of the Board through December 1991. From January 1992 to December 1993, he served as the full-time Chairman of the Board of Directors. Effective January 1, 1994, Mr. Louchheim was appointed Founding Chairman and continues as a director.

         Mr. Pinola was elected as a director by the Board in October 1989. Mr. Pinola is a Certified Public Accountant and joined Penn Mutual Life Insurance Company in 1969. He was appointed President and Chief Operating Officer in 1988, which positions he held until his resignation in September 1991. Mr. Pinola was a financial consultant to various organizations from September 1991 until July 1992, at which time he was appointed President and Chief Executive Officer of the Company. Effective January 1, 1994, Mr. Pinola was appointed Chairman of the Board of Directors and continues as Chief Executive Officer. Mr. Pinola also serves as a director of K-Tron International, a publicly held company.

         Mr. Smith joined the Penn Mutual Life Insurance Company in 1963. In 1976, he was promoted to Vice President of Administration and Human Resources, which position he held until his resignation in 1980. From 1981 to 1984, Mr. Smith worked as an independent consultant offering a range of consulting services to businesses. He joined us as a Senior Consultant in Professional Services in August 1984 and, from August 1988 until September 1992 held the position of Regional Managing Principal of our Philadelphia office. Mr. Smith was elected as a Director in May 1991. From September 1992 through December 1993, Mr. Smith served as our Chief Operating Officer. Effective January 1, 1994, Mr. Smith was appointed President in which capacity he served until December 1998. Effective January 1, 1999, Mr. Smith was appointed Vice Chairman of the Board of Directors. Mr. Smith retired as an employee of the company on January 1, 2001, and continues as Vice Chairman of the Board of Directors.

         Mr. Gavin was employed at Arthur Andersen LLP in Philadelphia for 18 years in which he served as the partner in charge of the manufacturing/distribution industries. Mr. Gavin joined us in December 1996 as Executive Vice President. In this capacity, Mr. Gavin was responsible for the overall marketing strategy and business development activities for our worldwide locations. Effective January 1, 1999, Mr. Gavin was appointed President and Chief Operating Officer. Also effective January 1, 1999, Mr. Gavin was elected a Director by the Board of Directors. Mr. Gavin is a member of the Board of Advisors for Temple University's Fox School of Business and he is a member of the Board of Trustees of the Eagle's Fly for Leukemia Foundation. Mr. Gavin is also a director of Opinion Research Corporation, which provides marketing research and services.

         Mr. Evans was professionally involved in the international finance and venture capital industries, prior to May 1978. From May 1978 to November 1980, Mr. Evans was employed as an independent outplacement consultant for Bernard Haldane Associates, Inc., reporting to Mr. Louchheim. Since November 1980, Mr. Evans served as our Executive Vice President and a Director. From January 1990 until May 1995, Mr. Evans served as Regional Managing Principal of several of our offices. From May 1995 until December 1999, Mr. Evans worked in our corporate office together with our regional offices in marketing to major national and international accounts. Effective January 1, 2000, Mr. Evans was appointed to oversee one of our largest Key Executive Services practices. Mr. Evans retired as an employee of the company on January 1, 2001. Mr. Evans serves on various boards of both non-profit organizations and community associations. He also holds directorships with Knite, Inc., a high-tech ignition company, Eschoolmall and Avidlearn, both internet educational procurement and learning sites, and he is an advisor to Embedded Wireless Devices, a wireless solutions company.

         Mr. Bourbeau founded Midwest Reemployment Associates, Inc., our affiliate, in 1981, where he currently serves as the Regional Managing Principal and which has offices in Southfield, Grand Rapids, Kalamazoo, Lansing and Midland, Michigan, as well as Toledo, Ohio. Mr. Bourbeau also serves as a board member for the State of Michigan Chamber of Commerce, Michigan Colleges Foundation, Detroit Historical Society and Human Synergistics, Inc. and is a life member of the Economic Club of Detroit.

         Ms. Maddox is President and Founder of Rebecca J. Maddox Co. LLC, a strategic marketing firm which specializes in assisting Fortune 1000 companies capitalize on growth opportunities in the women's market. Ms. Maddox is a Certified Public Accountant, holds an MBA from Columbia University and is the author of Inc. Your Dreams. Ms. Maddox is also a member of the Regional Advisory Board of PNC Bank.

         Ms. Selleck spent many years with IBM, in various executive capacities. Subsequent to her positions with IBM, Ms. Selleck joined Metaphor, a software and services company, where she served as President and Chief Executive Officer. She is now an independent business consultant to information technology companies on a wide range of business issues. Ms. Selleck is a Trustee of Occidental College.

         Dr. Smye was a partner of the industrial psychology firm, Jackson Smith, from 1981 to 1989. In 1989 she founded the change leadership consulting firm, People Tech Consulting, Inc. People Tech was acquired by us in April 1996. In addition, she is the author of three books titled You Don't Change a Company by Memo: The Simple Truths About Managing Change, Corporate Abuse: How "Lean and Mean" Robs People and Profits and Is It Too Late to Runaway and Join the Circus? Dr. Smye is a Board member of Stride Tool, Inc. She also serves on the Board of the Harvard Business School Club of Toronto. In March 1999, Dr. Smye was elected our Executive Vice President by the Board of Directors, in which capacity she served until December 1999. Dr. Smye is now an independent business consultant.

         Mr. Davidson is the Chairman of Right D&A, Pty. Ltd., an Asia-Pacific career transition firm of which we acquired a fifty-one percent interest during 1997, and which is now owned 100% by us. Mr. Davidson was elected a Director by the Board of Directors on July 24, 1997. Mr. Davidson has published numerous articles on career planning, termination practices and managing large scale staff reductions. Mr. Davidson is Chairman of St. John Ambulance Australia (Victoria) and Chairman of Cooperative Research Centre for Cochlear Implant and Hearing Aid Innovation. An Officer of the Order of St. John, Mr. Davidson is a member of the International Institute of Strategic Studies in London.

         Mr. Iwao is Chairman and Chief Executive Officer of Career Engineering Laboratory, Inc. and Kinetic, Inc. Mr. Iwao has been involved in human resource related consulting since 1989. In 1994, he founded IWS Training Center, Inc., the predecessor of Way Station, Inc., the first outplacement company in Japan. He was President and Chief Executive Officer of Way Station until March 1998 and Chairman until December 2000. He is a Director of Way Station and of the New Business Conference and he is a Manager of the Japanese Association of Corporate Executives. Mr. Iwao graduated from the Keio University of Law in 1972.

         Mr. Franklin is the co-founder and President of RISA Investment Advisers, LLC ("RISA"), an investment firm focusing on the RISA Fund and RISA Business Finance. Prior to founding RISA in 1998, Mr. Franklin was a Senior Vice President at The Fidelity Management Trust Company, where he directed a unit that developed new institutional financial products. Also in 1998, The British Ambassador to the US appointed him Her Majesty's Honorary Consul in Philadelphia. In this position, he is responsible for promoting British diplomatic, investment and consular interest in the region. Mr. Franklin is a member of the Philadelphia Securities Association and The National Association of Securities Professionals.

                      Committees of the Board of Directors

         What are the current committees of the Board of Directors?

         The Board of Directors has four committees: the Compensation and Options Committee, the Audit Committee, the Executive and Finance Committee and the Nominating Committee.


                   Compensation and
                   Options Committee                       Executive and Finance       Nominating
                                        Audit Committee    Committee                   Committee
Mr. Langton                 X                   X                                           X
Ms. Maddox                  X                                       X
Ms. Selleck                 X                   X
Mr. Bourbeau                                    X                   X
Mr. Pinola                                                          X                       X
Mr. Louchheim                                                       X                       X
Mr. Smith                                                           X
Mr. Evans                                                                                   X
Mr. Davidson                                                                                X
Mr. Gavin                                                           X

COMPENSATION AND OPTIONS COMMITTEE: This Committee's duties involve reviewing proposals made by the Chief Executive Officer to grant stock options, evaluating the rationale and expected contributions of the grantees to our future results, ensuring that compensation is at market levels and is supportive of our overall goals and objectives, and determining whether to approve stock option grants with any modifications it deems appropriate. This Committee is also responsible for remuneration agreements with the Chief Executive Officer and the President/Chief Operating Officer. Ms. Selleck serves as Chair of this Committee.

AUDIT: The Committee's principle function is to oversee our annual audit and financial reporting. Mr. Langton serves as Chair of this Committee. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is attached as Exhibit A.

EXECUTIVE AND FINANCE COMMITTEE: This Committee assumes the responsibilities relating to director review of annual budgets and our overall financial performance. Mr. Pinola is Chair of this Committee.

NOMINATING COMMITTEE: This Committee recommends to the Board of Directors nominees for election or reelection as director at the next Annual Meeting of shareholders or for vacancies arising within the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders, which should be submitted in writing to the Nominating Committee on or before the date specified under "Shareholder Proposals" below in order to be considered for the next Annual Meeting. The Nominating Committee is under no obligation to recommend any persons identified by shareholders as nominees to the Board of Directors. Mr. Louchheim is Chair of this Committee.

         How many Board and Committee Meetings were held in 2000?

         During 2000, the Board of Directors met six times, the Compensation and Options Committee met seven times, two of which were special meetings, the Audit Committee met two times, and the Nominating Committee met once. The Executive and Finance Committee did not meet during 2000. Each Director attended at least 83% of the meetings of the Board of Directors, and all of his appropriate committee meeting(s).

Certain Relationships and Related Party Transactions

         Midwest Reemployment Associates, Inc., ("Midwest"), the affiliate owned by Mr. Bourbeau, received approximately $1,034,000 in fees from us during 2000 for services performed on our behalf. Midwest incurred approximately $2,705,000 in royalties and fees payable to us for our services performed during 2000 on behalf of Midwest, including payments for reimbursable expenses and materials purchased from us by Midwest. The fees paid and received by Midwest were in accordance with our standard fee and royalty arrangement with all of our franchisees under our Affiliate Agreement.

         In accordance with a consulting agreement effective January 1, 2000 with Dr. Smye, we paid Dr. Smye approximately $108,000 for consulting services provided to us during 2000.

         Effective January 1, 2000, we purchased the remaining 36% minority interest in Right D&A, Pty. Ltd., an Asia-Pacific career transition and organizational consulting firm of which Mr. Davidson is the Chairman. We paid an aggregate of approximately $5,386,000 to the minority shareholders of Right D&A, Pty. Ltd. for this purchase. Verdant Investments, Pty. Ltd, an entity affiliated with Mr. Davidson, received approximately $3,866,000 of this purchase price.

         Effective January 1, 2001, we purchased an additional 31% interest in Way Station, Inc., a Japanese career transition and organizational consulting firm of which Mr. Iwao is a Director. This purchase gave us a controlling 51% interest in Way Station. We paid an aggregate purchase price of approximately $9,540,000 to the shareholders of Way Station, of which Mr. Iwao received $6,246,000. In connection with this purchase agreement, Mr. Iwao provides consulting services to Way Station under a consulting agreement.

                             EXECUTIVE COMPENSATION

All common shares and stock options in the following sections do not reflect the 3-for-2 stock split effective April 6, 2001.

Summary Compensation Table

         The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers for 2000 ("named officers"), as well as the compensation paid to each such individual for 1999 and 1998.



                                            Annual Compensation                        Long Term Compensation
                                            -------------------                        ----------------------
                                                                                 Common Shares
                                                                                   Underlying
           Name                  Year           Salary             Bonus          Options (#)      Compensation (1)
Richard J. Pinola Chairman      2000           $530,000         $265,000                   --             $68,278
of the Board and CEO            1999            530,000          556,500              125,000              79,250
                                1998            500,000          881,000 (2)           25,000              90,300

Joseph T. Smith                 2000           $350,000         $140,000                   --             $34,500
Vice Chairman of the Board      1999            350,000          301,875               65,000              41,824
                                1998            325,000          373,750               15,000              53,688

John J. Gavin                   2000           $350,000         $140,000              100,000             $29,747
President and COO               1999            350,000          301,875               60,000              36,877
                                1998            325,000          208,000               10,000               3,750

Erik A. Dithmer                 2000           $210,000         $104,334                   --              $2,625
EVP - Eastern Group             1999            210,000          118,073                4,500               3,750
                                1998            210,000          341,438                4,500               3,750

James E. Greenway               2000           $220,000          $77,000               25,000              $2,625
EVP - Western Group             1999            200,000          152,500               13,500               3,750
                                1998            180,162           99,469                1,500               1,853

(1) Includes amounts paid, payable or accrued in connection with retirement. Such amounts consist of contributions and allocations relating to qualified and non-qualified defined contribution plans, excluding the Supplemental Executive Retirement Plan effective on January 1, 2000. Matching contributions to the qualified defined contribution plans vest at a rate of 33 1/3% per year from the date of hire. Contributions to the non-qualified plans vest according to the terms in each officer's respective employment agreement. See "Employment Agreements and Change in Control Agreements."

(2) For his performance during 1998, Mr. Pinola was awarded 7,000 Common Shares, issued effective January 1, 1999. At January 1, 1999, this award of Common Shares had a fair market value of $99,750, calculated by applying the closing price of the Common Shares on the NASDAQ on the next business day after the effective date of the award ($14.25 on January 4, 1999). The fair market value of this award is included above with Mr. Pinola's bonus in 1998.

Stock Option Grants

         The table below shows option grants made in 2000 to the named officers.

                                            Individual Grants                                    Potential Realizable Value at
                                            -----------------                                   Assumed Annual Rates of Stock
                                                                                             Price Appreciation for Option Term (2)
                                Number of      % of Total                                    --------------------------------------
                                Underlying      Options
                                 Options       Granted to      Exercise
                                Granted in    Employees in     Price Per    Expiration
  Name                           2000 (1)         2000           Share          Date                 5%                 10%
  ----                           --------         ----           -----          ----                 --                 ---
John J. Gavin                    100,000          41.8%         $  10.00      7/29/10            $1,406,619           $4,559,917

James E. Greenway                 25,000          10.4%         $  10.00      7/29/10            $  351,655           $1,139,979

(1) The grants detailed above were made on July 31, 2000 as an additional incentive to the employee. The total amount of the grant becomes exercisable in one installment in three years from the date the grant was made. These options vest on a cumulative basis, in three years. These options were granted at an exercise price equal to the closing price of the Company's Common Shares on the NASDAQ as of the date of grant. If a change in control (as defined in the 1993 Stock Incentive Plan pursuant to which the options were granted) were to occur before the expiration date, these options would vest and become exercisable immediately.

(2) The potential realizable values are based on an assumption that the stock price of the Company's Common Shares will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting within a three year period. These amounts are calculated based on the assumptions required to be used by the SEC and do not reflect the Company's estimate of future stock price growth of the Company's Common Shares.

Option Exercises and Year-end Option Value

         During 2000, there were no stock option exercises made by any of the named officers. The table below shows information concerning the year-end value of the in-the-money unexercised options for each of the named officers.

                                Number of Securities Underlying      Value of Unexercised In-the-Money
                              Unexercised Options at 12/31/00 (#)       Options at 12/31/00 ($) (1)
                              -----------------------------------       ---------------------------
                                Exercisable      Non-Exercisable      Exercisable      Non-Exercisable
Richard J. Pinola                412,059               66,666          $ 580,629          $ 206,748

Joseph T. Smith                  167,851               34,999          $ 208,427          $ 105,713

John J. Gavin                     58,335              131,665           $ 83,321          $ 676,029

Erik A. Dithmer                   14,750                3,000           $ 21,430            $ 4,215

James E. Greenway                  9,667               33,333           $ 38,560          $ 177,025

(1)      Based on the closing price ($15.75) on the NASDAQ on December 31, 2000.

Retirement Compensation

         In addition to our defined contribution savings plan under Section 401(K) of the Internal Revenue Code, and our non-qualified deferred compensation plan for certain employees (see Compensation and Options Committee Report on Executive Compensation), effective January 1, 2000, the Board of Directors approved a non-qualified Supplemental Executive Retirement Plan for executive officers and other key employees. The purpose of this plan is to provide supplemental income benefits to plan participants or their survivors upon participants' retirement or death.

         The following tables set forth the estimated aggregate annual benefits payable under our Supplemental Executive Retirement Plan, to persons in specified average final compensation and credited service classifications upon retirement at age 65. The first table relates to Mr. Pinola, Mr. Smith, and Mr. Gavin, whose benefits payable are 40% of their average final compensation, and are not service-related, except for vesting purposes. The second table relates to all other participants whose benefits payable are 20% of their average final compensation after 20 years of service, and a pro-rata reduction with 15 years of service. Amounts shown in these tables do not include deductions for U.S. Social Security benefits per terms of this plan.

                                               Estimated Aggregate Annual Retirement Benefit
       Average                                         Assuming Credited Service of:
        Final                     -------------------------------------------------------------------------
     Compensation                   15 Years       20 Years      25 Years       30 Years       35 Years
     ------------                   --------       --------      --------       --------       --------
      $350,000                      $ 140,000      $ 140,000     $ 140,000      $ 140,000      $ 140,000
       400,000                        160,000        160,000       160,000        160,000        160,000
       450,000                        180,000        180,000       180,000        180,000        180,000
       500,000                        200,000        200,000       200,000        200,000        200,000
       550,000                        220,000        220,000       220,000        220,000        220,000
       600,000                        240,000        240,000       240,000        240,000        240,000
       650,000                        260,000        260,000       260,000        260,000        260,000

         The rounded number of years of credited service for Mr. Pinola, Mr. Smith, and Mr. Gavin are 8, 18 and
3, respectively.

                                               Estimated Aggregate Annual Retirement Benefit
       Average                                         Assuming Credited Service of:
        Final                     -------------------------------------------------------------------------
     Compensation                   15 Years       20 Years      25 Years       30 Years       35 Years
     ------------                   --------       --------      --------       --------       --------
      $150,000                      $ 22,500      $ 30,000       $ 30,000       $ 30,000       $ 30,000
       200,000                        30,000        40,000         40,000         40,000         40,000
       250,000                        37,500        50,000         50,000         50,000         50,000
       300,000                        45,000        60,000         60,000         60,000         60,000
       350,000                        52,500        70,000         70,000         70,000         70,000
       400,000                        60,000        80,000         80,000         80,000         80,000
       450,000                        67,500        90,000         90,000         90,000         90,000
       500,000                        75,000       100,000        100,000        100,000        100,000
       550,000                        82,500       110,000        110,000        110,000        110,000
       600,000                        90,000       120,000        120,000        120,000        120,000

         The rounded number of years of credited service for Mr. Dithmer and Mr. Greenway are 18 and 2, respectively.

         Compensation, for the purposes of determining retirement benefits, consists of a participant's salary. This is the same salary as listed on the Summary Compensation Table above. Severance pay, contingent payments and other forms of special remuneration are excluded. For 2000, compensation for purposes of determining retirement benefits for the named officers are the same as the amounts shown in the Executive Compensation table.

         Average final compensation represents a defined percentage of an average of a participant's three highest consecutive annual salaries for the participant's credited service. Participants, with the exception of Mr. Pinola, Mr. Smith and Mr. Gavin, vest in their accrued retirement benefit upon completion of five years' service. Mr. Pinola's, Mr. Smith's, and Mr. Gavin's accrued retirement benefit vests at 5% for each year of service plus another 10% for each year of plan participation. The benefits shown in the table above are calculated based on a lifetime with a guaranteed minimum of ten years.

Employment and Change in Control Agreements

         Effective January 1, 1999, we and Mr. Pinola entered into an amendment to Mr. Pinola's Employment Agreement, dated December 12, 1995. The term of Mr. Pinola's employment was extended for three years from January 1, 1999 to December 31, 2001 and his base salary was increased to $530,000 per year for the years 1999 and 2000 and to $580,000 for 2001.

         Under Mr. Pinola's amended agreement, we will pay to Mr. Pinola annually as incentive compensation a cash bonus based on our financial performance for that year in such amounts, as are determined by our Board of Directors or its Compensation and Options Committee. Mr. Pinola is also entitled to participate in any profit sharing, retirement plans and insurance programs made available to certain other employees.

         The amended agreement also entitles Mr. Pinola to participate in a deferred compensation plan to which 5% of his compensation, including base salary and bonuses, is credited yearly. Mr. Pinola's deferred compensation account balance vests at the rate of 10% per year, beginning at age 47. The account balance is payable as a life annuity (based on specified mortality tables) in equal monthly installments with interest on the unpaid balance upon his termination of service with us (except for death or if he is discharged for cause) on or after age 62, subject to earlier payment in the event of death or disability prior to termination of service, termination by us without cause and under certain circumstances relating to a change in control. In the event there is a change in control, we shall establish a trust and shall, from time to time, transfer into the trust sufficient assets to meet our obligation to pay the deferred compensation benefits to Mr. Pinola and his beneficiaries. Also, if Mr. Pinola's employment is terminated within two years after the change in control, he shall be entitled to begin receiving the deferred compensation benefits as if he had reached his normal retirement date prior to termination.

         Mr. Pinola's employment agreement is renewable for successive one year terms beginning January 1, 2002 unless either party gives written notice of non-renewal to the other at least 120 days prior to the expiration of the term. Mr. Pinola's employment will not be renewed under this agreement on or after December 31 of the calendar year in which he reaches age 65. If Mr. Pinola's employment is terminated without cause, his employment is not renewed at the end of the term of his employment agreement, or if Mr. Pinola terminates his employment as a result of various reasons specified in the agreement, he will be entitled to severance compensation equal to the greater of $530,000 or his total salary and cash bonus paid during the 12 month period immediately preceding the termination. This amount will be payable over the longer of the remaining term of the agreement or 12 months from the date of termination. Upon certain changes in control (as defined in the agreement), Mr. Pinola may, upon written notice to us within 60 days thereafter, elect to either (a) continue his employment for a period equal to the greater of the current term or a period which expires two years after the date of the change in control or (b) terminate this employment and receive severance compensation. In either case, the annual compensation payable to him shall not be less than the greater of the total amount of the base salary and cash bonus paid to him during the 12 months immediately preceding the change in control or $530,000.

         Effective January 1, 1999, we entered into an Employment Agreement with Mr. Gavin having an initial term expiring December 31, 2001. The terms of Mr. Gavin's agreement are similar to those of Mr. Pinola's, except that Mr. Gavin's initial base salary was $350,000 for the years 1999 and 2000 and will be increased to $385,000 for the year 2001, and any component of his compensation determined by his initial base salary is based upon his salary for the current year. Mr. Gavin is also entitled to participate in a deferred compensation plan with similar terms as outlined above for Mr. Pinola, except that Mr. Gavin vests in his plan at the rate of 20% per year, beginning at age 61.

         To assist in retaining key members of our management, the Board of Directors adopted in February 1997 a policy to provide for the potential payment of severance to all Executive Vice Presidents in the event of a change in control. Under this policy, the Executive Vice Presidents would be entitled to a severance payment payable over two years if their employment was involuntarily terminated within eighteen months of a change in control. The total amount payable annually would not be less than the greater of: (1) the total amount of base salary and incentive payments paid during the calendar year immediately preceding the change in control; or (2) the annualized amount of the Executive Vice President's then current salary as of the date of the change of control if the respective Executive Vice President did not work the full calendar year immediately preceding the change in control. Under this policy, a change in control includes the sale of a controlling interest in Common Shares, the sale of all or substantially all of our assets, or a merger or consolidation where the surviving entity is not controlled by our present management.

Compensation of Directors

         For 2000, we paid all directors who were not officers or employees $17,000 per year as a director's fee, plus $750 for each Board of Directors meeting attended and $750 for each Committee meeting attended plus reasonable out-of-pocket expenses for attending such meetings. We also paid the Audit Committee Chair and the Compensation and Options Committee Chair $1,500 and $2,500, respectively, per year.

         In addition, pursuant to our 1995 Directors' Stock Option Plan, each director who was not an officer or employee received a grant of 4,500 options on December 29, 2000. The first one-third of such options becomes exercisable on December 29, 2001. The options vest on a cumulative basis, one-third each year, and they expire on December 28, 2005. These options were granted at an exercise price equal to the closing price of our Common Shares on the NASDAQ as of the date of grant of $15.75.

Audit Fees

         The aggregate fees billed to us by Arthur Andersen LLP, our independent public accountants, for professional services rendered for our fiscal year 2000 audit of our annual financial statements and interim financial statement reviews related to fiscal year 2000 were $178,600.



Financial Information Systems Design Implementation

         During 2000, we have not retained Arthur Andersen LLP, our independent public accountants, for any financial information systems design implementation.

All Other Fees

         During 2000, the aggregate fees billed to us by Arthur Andersen LLP, our independent public accountants, for professional services rendered for corporate and acquisition tax planning, accounting research and other services were $176,273. The Audit Committee believes that the non-audit services provided by Arthur Andersen LLP are comparable with maintaining the principal accountant's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is composed of three directors listed in this report. This Committee's principle function is to oversee our annual audit and financial reporting. This Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of our independent public accountants.

         Management is responsible for our internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. This Committee's principle function is to oversee this annual audit and financial reporting.

         In connection with the appointment of members to this Committee, the Board considered the new requirement of the NASD that members of this Committee be independent directors. Mr. Langton and Ms. Selleck are independent directors. In appointing Mr. Bourbeau to this Committee, the Board recognized his lack of independent director status, but determined that his membership was required in our best interests and the interests of our shareholders. The Board recognizes that the appointment of Mr. Bourbeau is exceptional and under limited circumstances. It was acknowledged that Mr. Bourbeau is the controlling shareholder of Midwest, our affiliate. Mr. Bourbeau in not employed directly by us. Mr. Bourbeau holds a degree in Business Administration from Wayne State University. It is the opinion of the Board that Mr. Bourbeau's relationship with the Company would not interfere with the exercise of his judgement as a member of this Committee, and that he is financially literate with background and experience helpful to the work of this Committee. Specifically, Mr. Bourbeau's knowledge of our operations, as the chief executive officer of an affiliate, is deemed a benefit. In addition, Mr. Bourbeau's long-standing service on this Committee was noted and this prior service provides a valuable source of continuity.

         The Board also feels that Mr. Bourbeau's continuation on this Committee is consistent with the policy of having a chief executive officer of one of our affiliates serve on the Board and on certain key committees. This has been our policy since our founding. The decision to reappoint Mr. Bourbeau was reviewed by our legal counsel who concurred in the permissibility of the decision in light of the above factors.

         In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. This Committee discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The independent public accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent public accountants their independence.

         Based upon this Committee's discussion with management and the independent public accountants and the Committee's review of the representation of management and the report of the independent public accountants to this Committee, this Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC. This Committee also recommended the retention of Arthur Andersen LLP to serve as our independent public accountants for fiscal year 2001.

                  Audit Committee
                  Raymond B. Langton, Chair
                  Catherine Selleck
                  John R. Bourbeau

                    COMPENSATION AND OPTIONS COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation and Options Committee of the Board of Directors is comprised of non-employee directors listed in this report. This Committee is responsible for overseeing management's recommendations on executive compensation and stock option proposals, policies, and programs. In addition, this Committee makes yearly recommendations to the Board of Directors, as to the compensation to be paid to the Chief Executive Officer.

Compensation Philosophy

         This report reflects our compensation philosophy as adopted by this Committee and endorsed by the Board of Directors. Our executive compensation programs are intended to provide our executives and managing principals with competitive market salaries and the opportunity to earn incentive compensation related to performance expectations identified by management and approved by the Board of Directors. The broad objectives of our executive compensation program, are to:

          (1) Support and reinforce our business strategy and link pay to shareholder value;

          (2) Align compensation with the goals and key performance measures of the business;

          (3) Attract and retain high quality executives and managing principals; and

          (4) Reward such employees for superior performance, as measured by financial results and key strategic achievements.

         A significant portion of executive pay is variable, uncapped, and is tied to improvement in EPS and, in the case of group executives and regional managing principals, to their region's and group's operating performance. This policy reflects management's belief that continuous improvement in EPS and growth in group revenue and operating income directly contributes toward creating shareholder value through the potential of increasing our stock price.

Pay Positioning

         This Committee's executive compensation program is constructed to provide an opportunity for compensation, through the three components described below (base salaries, annual incentive compensation and long-term incentives), to vary with performance relative to a peer group of professional services companies. Competitive levels of pay for purposes of compensation comparison are provided periodically by our staff and by compensation consultants' published surveys, outside consulting firms and by the review of comparable public companies' executive compensation disclosures in their annual proxy statements. The primary companies used in the compensation comparison are other publicly held consulting and service firms, although privately-held professional services companies of similar size are also considered in determining pay level opportunity.

Pay Mix and Measurement For Executives

         The compensation of executives currently includes base salary, annual incentive compensation and stock option awards. This Committee considers the total compensation of the Chief Executive Officer, the most highly compensated officers and the other executives in reviewing each element of compensation. In general, the proportion of an executive's incentive compensation increases with the executive's level of responsibility. Executives also receive various benefits, including life, medical, and disability insurance, similar to those generally available to all of our employees.

Base Salaries

         This Committee, based on management's recommendations, seeks to set base salaries for our executives at levels that are competitive for executives with comparable roles and responsibilities within other comparison companies. We maintain an executive salary administration program which uses ongoing internal and periodic external comparisons to set salary ranges at or around the median levels of the comparison companies.

         Individual executive salaries are reviewed annually. Annual salary adjustments are determined by a subjective evaluation of: (1) the position's responsibilities, (2) competitive market rates, (3) strategic importance of the position, and (4) individual performance and contributions. The annual salaries for executives (other than the CEO and the President/COO whose salaries are evaluated by the Committee with the Board of Directors) are approved by this Committee following a review with the CEO and Chief Operating Officer.

Annual Incentive Compensation

         This Committee administers an annual cash incentive plan for executives. The annual cash incentive plan reflects our belief that executives' contributions to shareholder value come from maximizing earnings and the annual incentive payments to executives are made upon the achievement of annual corporate financial objectives (expressed as a post-incentive EPS goal) that reflect targeted annual growth. Individual award targets are established at the beginning of the year and are based on an individual's position and contribution to our results. Awards are increased or decreased for achievement that is above or below target levels. We did not meet our 2000 EPS target which resulted in corporate executive officers receiving an incentive award lower than their target amount. In addition, each executive is measured annually against qualitative criteria selected to provide incentives for performance towards strategic initiatives. Achievement or failure to achieve these criteria as recommended by our CEO and COO may increase or decrease the individual's annual incentive amount by up to 20%. The Board of Directors and the Committee review similar criteria for our CEO and COO with the ability to increase or decrease the individual's annual incentive compensation by up to 20% for achievement or failure to achieve these goals. For 2000, no adjustment was made to incentive pay for any executive.

         In addition to the incentive to achieve the EPS goal, certain executives and managing principals responsible for team region and/or group performance are rewarded in part based on the achievement of regional and/or group revenue and income targets. No awards are made unless a threshold regional and/or group revenue target level is achieved that generally reflects significant growth over the prior year.

Long-Term Incentives

         We provide executives with the opportunity to earn annual stock options in order to retain and motivate them to improve long-term stock values. Annual grants of stock options are made to executives based on a market analysis of long-term incentive levels within a peer group of companies. The annual grants are intended to reflect the individuals' respective responsibilities, as well as the actual and expected contribution of the individuals to our long-term success.

         Stock options are granted only if we achieve our annual EPS target. In order for group executives and regional managing principals to receive stock options, their group must achieve its operating income target for the preceding year, in addition to us achieving our annual EPS target. Grants vest in equal amounts over a three year period and are exercisable over a ten year period. This Committee reviews and establishes the grants for all executive officers.

         As we did not meet our EPS target for 2000, stock options were not granted to eligible employees.

Retirement Compensation

         The intent of this Committee's retirement compensation policy is to provide employees and executives with certain tax-qualified retirement benefits. We maintain a defined contribution savings plan available to substantially all employees, including executives, under Section 401(K) of the Internal Revenue Code. Under this plan, we contribute 25% of the participating employee's contribution. Employee contributions are generally limited to 10% of their compensation, subject to Internal Revenue Code limitations. We also provide discretionary contributions if we meet or exceed the EPS target. No discretionary contribution was made for 2000 as we did not meet our EPS target.

         In addition, we provide a non-qualified creditor exempt salary savings plan to eligible employees to help them save for retirement. Under the plan, participants may contribute an elected percentage of their annual cash compensation.

         Effective January 1, 2000, the Board of Directors approved a non-qualified Supplemental Executive Retirement Plan for executive officers and other key employees for the purpose of providing supplemental income benefits to plan participants or their survivors upon participants' retirement or death. We have established and maintain a grantor "rabbi" trust for the purpose of accumulating funds with which to meet our future obligations under the plan. Although the trust is irrevocable and assets contributed to the trust can only be used to pay such benefits with certain exceptions, the benefits under the plan remain our obligations. We have purchased company-owned life insurance policies for its benefit on the lives of certain participants estimated to be sufficient to recover, over time, the full cost of the benefits provided plus the cost of insurance.

Section 162 (m)

         Section 162(m) of the Internal Revenue Code generally imposes a $1,000,000 limit on the deductibility of certain compensation that it pays to certain executive officers unless certain requirements are met. Compensation attributable to options granted under the various stock option plans currently in effect is expected to qualify for deductibility. This Committee monitors the effect of this section on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent deductibility is consistent with the objectives of the executive compensation program. This Committee, however, intends to weigh the benefits of full deductibility with the objectives of the executive compensation program and, if this Committee believes to do so is in our best interests and the interests of our shareholders, we will make compensation arrangements that may not be fully deductible due to this section.

         During 2000, the provisions of this section did not cause any compensation paid by the Company to be non-deductible.

Chief Executive Officer Compensation

         The principles guiding compensation for the Company's CEO are substantially the same as those set forth for other executives as previously described in this report. During 2000, the Company's most highly compensated officer was Richard J. Pinola, Chairman of the Board and CEO. Mr. Pinola's performance was reviewed by the Committee which made recommendations to the Board regarding his annual cash compensation (salary plus annual incentive) and approved his long-term incentive awards.

         In accordance with Mr. Pinola's Employment Agreement noted previously in this report, Mr. Pinola's annual base salary during 2000 was $530,000. Mr. Pinola received additional compensation based on the Company's final 2000 results.

                  Compensation and Options Committee
                  Catherine Y. Selleck, Chair
                  Raymond B. Langton
                  Rebecca J. Maddox

Compensation Committee Interlocks and Insider Participation in Compensation

         Mr. Pinola, our Chief Executive Officer and Chairman, makes general recommendations to and reviews with the Compensation and Options Committee the compensation of our executive officers, other than his own. This information is carefully considered by this Committee. Except for this, during 2000, there were no interlocking relationships between any of our executive officers and any entity whose directors or executive officers serve on the Board of Directors' Compensation and Options Committee, nor did any current or past officers serve on the Compensation and Options Committee. Except as discussed in the section "Certain Relationships and Related Party Transactions" with respect to the transactions with Midwest, the franchise owned by Mr. Bourbeau, and with respect to the consulting agreement made with Dr. Smye, and with respect to the purchase of Davidson & Associates, of which Mr. Davidson is the Chairman, and with respect to the purchase of Way Station, of which Mr. Iwao is a Director, no member of any committee of the Board of Directors in 2000 had any relationship with us other than as a director and member of such committee.


                            COMMON SHARES PERFORMANCE

         The line graph set forth below compares for the period December 31, 1995 through December 31, 2000, the cumulative return on our Common Shares before the 3-for-2 stock split effective April 6, 2001, based on the market price of the Common Shares, with the cumulative return (assuming dividend reinvestment) of common stock listed on the Russell 2000 Index, and the common stock issued by companies with SIC Code: 8742, Management Consulting Services Index. The SIC Code Index was selected primarily because it is representative of our professional service business and the Russell 2000 Index was selected because it represents a comparable market capitalization. We believe the SIC Code Index and the Russell 2000 Index compare effectively with us based on the selection criteria mentioned above.

                                                   [LINE GRAPH OMITTED]

                       12/31/95      12/31/96       12/31/97      12/31/98       12/31/99      12/31/00
                       --------      --------       --------      --------       --------      --------
Company                $100.00        $143.48        $ 82.22      $ 95.11         $ 74.16      $101.56
SIC Code                100.00         106.59         124.82       137.19          150.77        74.20
Russell 2000            100.00         116.61         142.66       138.66          165.82       158.66

Proposal 2 - Approval of Amendments to the Directors' Stock Option Plan

         The Directors' Stock Option Plan was approved by the Board of Directors on December 14, 1994, subject to approval by Shareholders by December 1, 1995. The Shareholders approved the plan in May 1995. The purpose of the plan is to recognize contributions made by members of the Board of Directors who are not employees, to provide such members with additional incentives to devote themselves to our future success and to the success of our affiliates, and to improve our ability to attract, retain and motivate individuals who may serve as members of the Board through the grant of options to purchase shares of our common stock.

         Since the Plan was approved by the Shareholders in 1995, a number of 3-for-2 stock splits have occurred, each of which required an adjustment to the number of shares as to which options are granted to each non-employee Director.

In addition, the Plan was drafted to provide for an option termination date five years from the date the option is granted. The five year period was chosen to match the term used for employee stock options in 1995. Since then, employee stock options have been granted for ten year terms. The amendment would align the term of the Director options to the employee stock options. Finally, since options are granted to reward non-employee directors for their past service, we wish to permit a terminated director to hold an option longer than three months from the date of his or her termination without automatic expiration of the option, as previously required by the plan.

         With these purposes in mind and subject to ratification by the Shareholders, the Board of Directors approved amendments to the Directors' Stock Option Plan on March 22, 2000. The amendments change the number of shares as to which options will be granted to each non-employee Director in December 2001 to 5,000 shares, reflecting the April 2001 stock split. Commencing December 2001, the amendments to the termination provisions provide for an option expiration date ten years from the option's grant date for option grants and delete the provision requiring an option's termination upon the expiration of three months from the date of a Director's termination other than for disability or death. However, no additional shares will vest following a Director's termination of service except if due to death or disability. The amendments are set forth in full at Exhibit B to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE AMENDMENTS TO THE DIRECTORS' STOCK OPTION PLAN.

Proposal 3 - Ratification of Appointment of Independent Public Accountants

         Subject to the shareholders' ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP, which served as our independent public accountants for the last fiscal year, to serve as our independent public accountants for the current fiscal year. If the shareholders do not ratify this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions from our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER BUSINESS

         The Board of Directors does not know of any further business to be presented at the Meeting. However, should any other matter requiring a vote the shareholders arise, the persons appointed by the enclosed proxy intend to vote on those matters in accordance with their judgement as to our best interests.

Shareholder Proposals

         Shareholder proposals for the 2002 Annual Meeting of Shareholders must be received by December 1, 2001 to be considered for inclusion in our 2002 Proxy Statement. At the 2002 Annual Meeting of Shareholders, Management will have discretionary authority to act upon such matters as may be brought before the Meeting as to which written notice was not received on or before February 20, 2002.

Annual Report on Form 10-K

         We file an Annual Report on Form 10-K with the SEC. Shareholders may obtain a paper copy of this report, including the financial statements and schedules, without charge, by writing to Ms. Cindy Ng, Vice President and Corporate Controller, Right Management Consultants, Inc., 1818 Market Street, 33rd Floor, Philadelphia, PA 19103.

         The Board of Directors urges shareholders to attend the Meeting. Whether or not you plan to attend the Meeting, shareholders are asked to complete, date, sign and return the enclosed proxy promptly in the accompanying envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

                                       By Order of the Board of Directors


                                       /s/ Charles J. Mallon
                                       -------------------------
                                       Charles J. Mallon
                                       Secretary

Philadelphia, PA
April 6, 2001

                                    EXHIBIT A

                           THE AUDIT COMMITTEE CHARTER


Function, Scope, Duties and Responsibilities


A.       Functions

         Primary responsibility for the Company's financial reporting rests with the management, overseen by the Board of Directors. The principal function of the Audit Committee is to assist the Board of Directors in carrying out this oversight responsibility. This function is performed by gathering information sufficient for the knowledge review and understanding of reports and recommendations of the management and independent outside auditors. In turn, the Committee should aid in the transmission of these reports to the Board.

B.       Scope

         The Committee shall be composed of Outside Directors, one of whom will be its Chairman. The Chairman and Chief Executive Officer, President and Chief Financial Officer shall work closely with the Audit Committee on the formulation of its recommendations. The Committee will report to the full Board on its activities.

C.       Duties and Responsibilities

         The Audit Committee is expected to:

          1. Review, examine and discuss with management the reports and recommendations of the independent auditors and follow up the implementation of their suggestions.

          2. Ensure the auditors full and direct access to the Board through the Audit Committee should they feel it is needed and it cannot be arranged properly through the Chairman of the Board.

          3. Conduct an executive session with the independent auditors at least once per year.

          4. Review proposed audit coverage with the independent auditors and Chief Financial Officer. This should include their fees for the Audit engagement.

          5. Review the Company's Internal and financial controls and keep the Board informed through reports of significant control issues.

          6. Evaluate the performance of the independent auditors and recommend their engagement to the Board.

          7. Review the Company's legal counsel matters which may have a significant impact on the Company's financial statements.

          8. Review Company policies and procedures for a regular review of officers' expenses and perquisites and, where appropriate, review a summary of expenses and perquisites at least annually.

          9. Review releases of financial information to the public including Form 10-K, 8K, the Annual Report and other reports as requested.

          10.  Review and approve the plan of internal audit.

          11. Review compliance with the Company's Code of Conduct at least annually.

                                    EXHIBIT B

              AMENDMENTS TO THE RIGHT MANAGEMENT CONSULTANTS, INC.
                          DIRECTORS' STOCK OPTION PLAN


         The following sets forth the amendments to the Right Management Consultants, Inc. Directors' Stock Option Plan:

1. The first sentence of Paragraph 8(a) is revised to read in its entirety as follows:

                  Commencing in 2001 and continuing until the termination of the Plan in accordance with Section 7, each person who is then a Non-employee Director shall be granted, on the last Business Day of each calendar year (each a "Grant Date"), an Option to purchase Five Thousand (5,000) Shares (which number is subject to adjustment as provided in Section 10 of the Plan).

2.   The following language is added to the third sentence of Paragraph 8(a):

                  provided, however, the number of shares exercisable shall not increase after the date the Optionee's service as a member of the Board of Directors terminates for any reason other than Disability or death, except in accordance with Paragraph 10 relating to Adjustments on Change in Capitalization.

3.   Paragraph 8(b)(i) is hereby revised to read in its entirety as follows:

                  (i) for options granted before December 2001, the expiration of five (5) years from and including such Option's Grant Date, and for options granted as of December 2001, the expiration of ten (10) years from and including such Option's Grant Date; and

4. Paragraph 8(b)(ii) is hereby deleted for all options granted after the effective date of this amendment. The text to be deleted consists of the following:

                  (ii) the expiration of three (3) months from and including the date the Optionee's service as a member of the Board of Directors terminates for any reason other than Disability or death; or

5.   Paragraph 8(b)(iii) is hereby renumbered as 8(b)(ii).

6.   The Effective Date of the Amendment is March 22, 2001.

                       RIGHT MANAGEMENT CONSULTANTS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Shareholders -- May 3, 2001

         The undersigned shareholder of RIGHT MANAGEMENT CONSULTANTS, INC., revoking all previous proxies, hereby constitutes and appoints RICHARD J. PINOLA and JOSEPH T. SMITH, and each of them acting as individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend our Annual Meeting of Shareholders to be held on Thursday, May 3, 2001, at 10:00 A.M. at our headquarters, 1818 Market Street, 33rd Floor, Philadelphia, Pennsylvania, and to vote all Common Shares (before the 3-for-2 stock split effective on April 6, 2001) which the undersigned would be entitled to vote if personally present at the Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1.       / / FOR all nominees for director named below.
         / / WITHHOLD AUTHORITY to vote for all nominees for director named below.
         / / FOR all of the nominees for director named below, except WITHHOLD
             AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

         Nominees: FRANK P. LOUCHHEIM, RICHARD J. PINOLA, JOSEPH T. SMITH, JOHN
         J. GAVIN, LARRY A. EVANS, JOHN R. BOURBEAU, REBECCA J. MADDOX, CATHERINE Y. SELLECK, MARTI D. SMYE, FREDERICK R. DAVIDSON, KEIICHI IWAO AND OLIVER S. FRANKLIN

2.       / / FOR the ratification of the Amendments to the Directors'
             Stock Option Plan.
         / / AGAINST
         / / ABSTAIN

3.       / / FOR the ratification of the Selection by the Board of Directors of
             Arthur Andersen LLP, as our independent public accountants for the current fiscal year.
         / / AGAINST
         / / ABSTAIN

4. In their discretion, the proxies will vote on such other business as may properly come before the Meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3 REFERRED TO IN THIS PROXY. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

         NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as name appears in address below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.


                                         Dated: _______________, 2001

                                           ____________________(SEAL)
                                            (Shareholder's Signature)

                                           ____________________(SEAL)
                                            (Shareholder's Signature)